                                                               EXHIBIT 10(a)


                                                                     4/17/03
                                            MANDATORY AND ELECTIVE DEFERRALS


                                SOLUTIA INC.

                2003 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN


1. NAME OF PLAN. This plan shall be known as the "Solutia Inc. 2003 Non-Employee Director Compensation Plan" and is hereinafter referred to as the "Plan."

2. PURPOSE OF PLAN. The purpose of the Plan is to provide an inducement to obtain and retain the services of qualified persons as Non-Employee Directors and to align more closely the interests of such directors with the interests of the stockholders of Solutia Inc. (the "Company") by providing a portion of the compensation provided to such directors in a form that tracks the value of the Company's Common Stock.

3. EFFECTIVE DATE AND TERM. The Plan is effective as of April 23, 2003 (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board.

4. DEFINITIONS. The following terms shall have the meanings set forth below:

         "Administrator" has the meaning set forth in Section 12(a).

         "Annual Meeting" means an annual meeting of the shareholders of the Company.

         "Annual Retainer" means the annual retainer established by the Board and payable to a Non-Employee Director on a periodic basis, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board, the retainer payable for serving as the chairman of any committee of the Board, or fees with respect to any other services to be provided to the Company.

         "Board" means the Board of Directors of the Company.

         "Business Combination" has the meaning set forth in subparagraph
         (c) of the definition of "Change of Control."

         "Change of Control" means any of the following events:

         (a) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")
                  (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
                  (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
                  (iii) of subsection (c) of this definition; or

         (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case unless, following such Business Combination,
                  (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
                  (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting

           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 2 from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         "Committee" means the committee that supervises the Plan, as more fully defined in Section 12(a).

         "Common Stock" means the Company's common stock, par value $.01 per share.

         "Company" has the meaning set forth in Section 2.

         "Deferred Cash Account" means a bookkeeping account maintained by the Company for a Non-Employee Director representing the Elective Cash Amount, if any, credited to such account pursuant to
         Section 6.

         "Delivery Date" has the meaning set forth in Section 7.

         "Discretionary Amount" means with respect to each Plan Year, the dollar amount equal to 50% of the Annual Retainer for such Plan Year, all or any portion (in percentage increments determined by the Administration) of which the Non-Employee Director may, but is not required to, elect to have credited to his or her Stock Unit Account in the form of an Elective Stock Unit Amount and/or his or her Deferred Cash Account in the form of an Elective Cash Amount.

         "Dividend Equivalent" for a given dividend or distribution means a number of shares of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Stock Unit Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

         "Effective Date" has the meaning set forth in Section 3.

         "Election Amount" for each Non-Employee Director who has made a Plan Year Deferral


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 3

         Election pursuant to Section 5 shall be, with respect to each Plan Year, (i) the percentage that is set forth in the Non-Employee Director's Plan Year Deferral Election Notice multiplied by
         (ii) the Discretionary Amount.

         "Elective Cash Amount" means that portion of the Election Amount which the Non-Employee Director designated in his or her Plan Year Deferral Election Notice to be credited to his or her Deferred Cash Account.

         "Elective Stock Unit Amount" means that portion of the Election Amount which the Non-Employee Director designated in his or her Plan Year Deferral Election Notice to be credited to his or her Stock Unit Account in the form of Stock Units.

         "Exchange Act" has the meaning set forth in subparagraph (a) of the definition of "Change of Control."

         "Fraction," with respect to a person who is a Non-Employee Director during part, but not all, of a Plan Quarter, means the amount obtained by dividing (i) the number of calendar months during such Plan Quarter that such person was a Non-Employee Director by
         (ii) 3; provided, that for purposes of the foregoing, a partial calendar month shall be treated as a whole month.

         "Incumbent Board" has the meaning set forth in subparagraph (b) of the definition of "Change of Control."

         The "Interest Rate" means Moody's Baa Bond Index Rate, as in effect from time to time.

         "1997 Plan" means the Solutia Inc. Non-Employee Director
         Compensation Plan adopted in 1997.

         "Non-Employee Director" means any director of the Company who is not an employee of the Company or any subsidiary thereof on the date of any award made or granted to such person hereunder.

         "Outstanding Company Common Stock" has the meaning set forth in subparagraph (a) of the definition of "Change of Control."

         "Outstanding Company Voting Securities" has the meaning set forth in subparagraph (a) of the definition of "Change of Control."

         "Partial Quarter Notice Period" has the meaning set forth in
         Section 5.


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 4

         "Partial Year Fraction," with respect to a person who is a Non-Employee Director during part, but not all of a Plan Year, means the amount obtained by dividing (i) the number of calendar months during such Plan Year that such person was a Non-Employee Director by (ii) 12; provided, that for the purposes of the foregoing, a partial calendar month shall be treated as a whole month.

         "Person" has the meaning set forth in subparagraph (a) of the definition of "Change of Control."

         "Plan" has the meaning set forth in Section 1.

         "Plan Quarter" means the three-month period commencing on the first Trading Day in May, August, November or February, as applicable, during a Plan Year.

         "Plan Year" means the year commencing on the date of an Annual Meeting and ending on the day before the next succeeding Annual Meeting; provided, that the first Plan Year shall begin on the Effective Date and end on the day before the next succeeding Annual Meeting and provided further, that the last Plan Year with respect to a Non-Employee Director who ceases to be a Non-Employee Director during a Plan Year, shall begin on the first day of such Plan Year and end on the day such Non-Employee Director ceases to be a Non-Employee Director.

         "Plan Year Deferral Election" means the irrevocable election to defer, for any Plan Year, all or any part (in percentage increments determined by the Administrator) of the Discretionary Amount for the next Plan Year such that the deferred portion becomes the Election Amount. Any Plan Year Deferral Election Notice shall remain in effect for that Plan Year and for all subsequent Plan Years unless and until such Non-Employee Director delivers to the Administrator, no later than the last business day prior to the commencement of the next succeeding Plan Year, a new Plan Year Deferral Election Notice setting forth a different Plan Year Deferral Election.

         "Plan Year Deferral Election Notice" means the notice of the Plan Year Deferral Election delivered to the Administrator.

         "Rule 16b-3" has the meaning set forth in Section 12(a).

         "Shares" means shares of Common Stock and any shares of stock or other securities resulting from an adjustment pursuant to
         Section 12.

         "Stock Unit Account" means a bookkeeping account maintained by the Company for a Non-Employee Director representing the Non-Employee Director's interest in the Stock


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 5

         Unit Amount and the Elective Stock Unit Amount, if any, credited to such account pursuant to Section 6.

         "Stock Unit Amount" means with respect to each Plan Year, the dollar amount equal to 50% of the Annual Retainer for such Plan Year which will be automatically and mandatorily credited to the Non-Employee Director's Stock Unit Account in the form of Stock Units determined in the manner set forth in Section 6(b).

         "Stock Units" mean non-voting units of measurement, credited to a Non-Employee Director's Stock Unit Account pursuant to Section 6. Each Stock Unit is deemed to represent one share of Common Stock solely for purposes of this Plan.

         "Trading Day" means any day on which there are sales of Common Stock reported on the New York Stock Exchange composite tape, or if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or the Nasdaq Stock Market.

         The "Value" of a share of Common Stock as of any given date (including the date a Stock Unit Account is credited or the date a Non-Employee Director ceases to be a Non-Employee Director) means the average of the highest and lowest sales prices of a share of Common Stock reported on the New York Stock Exchange Composite Transactions for such day, or, if shares of Common Stock were not traded on the New York Stock Exchange on such date, then on the next preceding date on which such shares were traded, all as reported by Yahoo! Finance or by such other source as the Committee may select.

5.       ELECTION TO RECEIVE SHARES OR DEFER CASH IN LIEU OF CASH COMPENSATION.
(a) In order to make a Plan Year Deferral Election pursuant to this Section
5, a person who is a Non-Employee Director on the Effective Date and who does not have a Plan Year Deferral Election Notice in effect under the 1997 Plan or who wishes to change his or her Plan Year Deferral Election for the next succeeding Plan Year, must deliver to the Administrator, no later than April 23, 2003, his or her Plan Year Deferral Election Notice.

         (b) Except for the Plan Year Deferral Election due by April 23, 2003, as set forth in Section 5(a), and except for persons who first become Non-Employee Directors on a date other than an Annual Meeting Date (to which Section 5(c) applies), each Non-Employee Director (and each nominee for a position on the Board who would, if elected by the Company's shareholders at the next succeeding Annual Meeting, be a Non-Employee Director) may make a Plan Year Deferral Election for the next succeeding Plan Year by delivering to the Administrator, no later than the last business day prior to the commencement of the next succeeding Plan Year, a Plan Year Deferral Election Notice.


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 6

         (c) Except for the Plan Year Deferral Election due by April 23, 2003, as set forth in Section 5(a), each person who becomes a Non-Employee Director on a date other than the date of an Annual Meeting must deliver his or her Plan Year Deferral Election Notice within thirty days of the date he or she first becomes a Non-Employee Director (the "Partial Quarter Notice Period").

6. ACCOUNTS; CREDIT OF SHARES AND CASH. (a) The Company shall maintain a Stock Unit Account and a Deferred Cash Account for each Non-Employee
Director. As part of the compensation payable to each Non-Employee Director for service on the Board, the Stock Unit Account of each Non-Employee
Director shall be credited with Stock Units as set forth in this Section 6 and the Deferred Cash Account of each Non-Employee Director may, at the Non-Employee Director's election, be credited with cash as set forth in this
Section 6. The Stock Units credited to the Stock Unit Account pursuant to this Section 6 may represent fractional as well as whole Stock Units.

         (b) Except as set forth in Section 6(e), as of the first Trading Day of each Plan Quarter (or in the case of a Non-Employee Director who becomes a Non-Employee Director on a date other than on the date of an Annual Meeting, the first Trading Day in a Plan Quarter on or after the date on which he or she becomes a Non-Employee Director), the Stock Unit Account of each Non-Employee Director shall be credited with a number of Stock Units having a Value equal to 25% of the Stock Unit Amount, multiplied by the Fraction, if applicable.

         (c) Except as set forth in Section 6(e), as of the first Trading Day of each Plan Quarter (or in the case of a Non-Employee Director who first becomes a Non-Employee Director on a date other than on the date of an Annual Meeting, on the first Trading Day following the conclusion of the Partial Quarter Notice Period), the Stock Unit Account of each Non-Employee Director who has a Plan Year Deferral Election for Stock Units in effect on such date shall be credited with (i) a number of Stock Units having a Value equal to 25% of the Elective Stock Unit Amount, multiplied by the Fraction, if applicable.

         (d) Except as set forth in Section 6(f), as of the first Trading Day of each Plan Quarter (or in the case of a Non-Employee Director who first becomes a Non-Employee Director on a date other than on the date of an Annual Meeting, on the first Trading Day following the conclusion of the Partial Quarter Notice Period), the Deferred Cash Account of each
Non-Employee Director who has a Plan Year Deferral Election for cash in effect on such date shall be credited with (i) an amount equal to 25% of the Elective Cash Amount, multiplied by the Fraction, if applicable.

         (e) On May 1, 2003, the Stock Unit Account of each Non-Employee Director who was a Non-Employee Director on the Effective Date and continued in office after the Effective


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 7

Date shall be credited with a number of Stock Units having a Value equal to 25% of the Stock Unit Amount. On May 1, 2003, the Stock Unit Account of each Non-Employee Director who was a Non-Employee Director on the Effective Date, continued in office after the Effective Date, and delivered a Plan Year Deferral Election for Stock Units by April 23, 2003, shall be credited with a number of Stock Units having a Value equal to 25% of the Elective Stock Unit Amount.

         (f) On May 1, 2003, the Deferred Cash Account of each Non-Employee Director who was a Non-Employee Director on the Effective Date, continued in office after the Effective Date, and delivered a Plan Year Deferral Election for cash by April 23, 2003, shall be credited with an amount equal to 25% of the Elective Cash Amount.

         (g) Whenever a dividend is paid or other distribution made with respect to the Common Stock, each Stock Unit Account shall be credited with a number of Stock Units equal to (i) the number of Stock Units in such Deferred Stock Account as of the record date for such dividend or other distribution, multiplied by (ii) the Dividend Equivalent for such dividend paid or other distribution made.

         (h) Each Deferred Cash Account shall accrue interest on the balance therein at the Interest Rate, such interest to be credited at least monthly.

7. PAYMENT OF ACCOUNT BALANCES. The Value of the Stock Units in a Non-Employee Director's Stock Unit Account and the cash balance in a Non-Employee Director's Deferred Cash Account as of the date the Non-Employee Director ceases to be a Non-Employee Director for any reason (the "Delivery Date") shall be payable in cash in accordance with this
Section 7. The Value of the Stock Units and the cash balance shall be paid as soon as practicable after the Delivery Date but in no case more than 30 days after the Delivery Date. If payment is to be made after the Non-Employee Director has died or become legally incompetent, payment shall be made to the Non-Employee Director's estate, legal guardian or beneficiary designated pursuant to Section 13(a), as the case may be, as soon as practicable. References to a Non-Employee Director in this Plan shall be deemed to refer to the Non-Employee Director's estate, legal guardian or beneficiary designated pursuant to Section 13(a), where appropriate.

8. SHAREHOLDER STATUS. The Non-Employee Director shall have no rights as a stockholder with respect to the Stock Units credited to his or her Stock Unit Account. Subject to the provisions of Sections 6 and 11 hereof, no adjustment shall be made for dividends, ordinary or extraordinary (whether in cash or securities or property), or other distributions or other rights in respect of such Shares or Stock Units.

9. NO TRUST OR FUND CREATED. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its subsidiaries and a Non-Employee Director or any other person or entity. To the extent that any


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 8 person acquires a right to receive payments from the Company or any of its affiliates pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or any of its subsidiaries.

10.      GENERAL RESTRICTIONS.

         (a) Notwithstanding any other provision of the Plan, the Company shall not be required to make any payments under the Plan unless
(i) all requirements under any applicable federal, state, or other law have been met, and (ii) the consent or approval of any governmental body determined by the Administrator, in his or her absolute discretion after receiving advice of counsel, to be necessary or desirable has been obtained.

         (b) Nothing contained in the Plan shall prevent the Company from adopting or continuing other or additional compensation arrangements for Non-Employee Directors.

         (c) No additional deferrals shall be made under the 1997 Plan, but deferred amounts shall continue to be credited with Dividend Equivalents and Stock Options (as defined in the 1997 Plan) shall continue to be granted, in accordance with the 1997 Plan until the earlier of (i) the date the Board orders otherwise or (ii) the date that insufficient Shares remain available under the 1997 Plan.

11. CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL. (a) In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property (without regard to the payment of any cash dividends by the Company in the ordinary course) of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the number and kind of Stock Units held in the Deferred Stock Accounts and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion. Each Non-Employee Director shall be notified of any adjustment, and any adjustment, or failure to adjust, shall be final and binding upon the Company and the Non-Employee Directors.

         (b) If the Stock Units credited to the Deferred Stock Accounts are converted pursuant to this Section 11 into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes.

12. ADMINISTRATION; AMENDMENT. (a) The Board shall have the power to amend or terminate the Plan. The Executive Compensation and Development Committee or any other


           2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 9 committee of the Board (the "Committee") designated by the Board that will satisfy Rule 16b-3 of the Exchange Act, including any successor rule
("Rule 16b-3"), shall supervise the Plan. The Plan shall be administered by the Vice President - Human Resources, or such other person or persons designated by the Committee (the Administrator"). The Committee shall consist solely of two or more "non-employee directors" of the Company who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" for the purposes of this Section 12 only if he satisfies such requirements as the Securities and Exchange Commission may establish for "non-employee directors" under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

         (b) Any act that the Committee is authorized to perform hereunder may instead be performed by the Board at its discretion, and to the extent the Board so acts, references in the Plan to the Committee shall refer to the Board as so applicable. Anything to the contrary herein notwithstanding, to the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

         (c) The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

         (d) Notwithstanding any other provision of the Plan, no amendment or termination of the Plan shall adversely affect the interest of any Non-Employee Director in Options granted to him or her, in Stock Units previously credited to such Non-Employee Director's Stock Unit Account, or in cash previously credited to such Non-Employee Director's Deferred Cash Account without that Non-Employee Director's express written consent.

13. TRANSFERABILITY. (a) In the event of a Non-Employee Director's death, all of such person's rights with respect to his or her Stock Unit Account and Deferred Cash Account will transfer to the maximum extent permitted by law to such person's beneficiary. Each Non-Employee Director may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for receiving payment of the Value of the Stock Units in the Deferred Stock Account and the cash from the Deferred Cash Account under this Plan. Each designation shall be on a form prescribed by the Administrator, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Non-Employee Director. If a Non-Employee Director dies with no such beneficiary designation in effect, such person's beneficiary shall be his or her estate and such person's payments will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

14. MISCELLANEOUS. Nothing in the Plan shall be deemed to create any obligation on the



          2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 10 part of the Board to nominate any Non-Employee Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any director.

15. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.











          2003 SOLUTIA INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN, PAGE 11